UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)    April 5, 2002
                                                            ------------------
                                                             (April 4, 2002)
                                                            ------------------



                               PNM RESOURCES, INC.
                               -------------------
                    (Formerly known as Manzano Corporation)
             (Exact name of registrant as specified in its charter)


           New Mexico                                           85-0468296
----------------------------                             -----------------------
(State or Other Jurisdiction                                 (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

The following is a press release issued by the Company on April 4, 2002 and is being filed herewith under Item 5. Other Events.

        PNM Resources Expects Low Power Prices Will Reduce 2002 Earnings

Albuquerque, N.M., April 4, 2002 -- Thinner profit margins in the wholesale power market are likely to adversely impact 2002 earnings for PNM Resources (NYSE:PNM).

"Although first quarter earnings are expected to meet Wall Street's expectations, the continuing depressed price levels in the power market make it more difficult to achieve our previous earnings forecast of $3.00 per share in 2002," PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba said today.

"Our previous earnings guidance was premised on, first, normal weather conditions in the region; second, an economic upturn in the Western US; and third, the re-emergence of liquidity in the wholesale market," Sterba continued. "Although we have seen some improvement in all these factors, the indications for the rest of the year are not as positive as we anticipated they would be by this point. As a result, although our electric and gas utility operations have been performing better than expected so far this year, our wholesale marketing group has not been meeting the targets originally set."

The company is now in the process of revising its market forecast and reviewing its business operations for the remainder of 2002. Based on that analysis, management will provide updated earnings guidance when first quarter earnings are announced April 23.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system and uncertainties relating to PNM's litigation with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999, as amended, and in other cases now pending or which may be brought before the FERC or NMPRC could cause PNM operating revenues and earnings to differ from results forecast in this news release. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001 and Form 8-K filings with the Securities and Exchange Commission.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                   (Registrant)


Date:  April 5, 2002                             /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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